UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32058	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Old Katy Road, Suite 300
Houston, Texas		77079
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information set forth in Item 2.01 below is incorporated into this Item 1.01 by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On November 8, 2006, Complete Production Services, Inc. (the “Company”) acquired all of the outstanding capital stock of Pumpco Services, Inc. (“Pumpco”) pursuant to the terms of a Stock Purchase Agreement, dated as of November 8, 2006 (the “Purchase Agreement”). Pumpco is a provider of pressure pumping services in the Barnett Shale play of north Texas and owns and operates a fleet of pressure pumping units. Consideration for the acquisition included approximately $157.5 million in cash and 1,010,566 shares of the Company’s common stock (the “Stock Consideration”). In addition, Pumpco had debt outstanding of approximately $30.3 million at the time of the acquisition.
     The Company and the Pumpco stockholders receiving the Stock Consideration have entered into a Registration Rights Agreement (the “Registration Rights Agreement”) requiring the Company, subject to certain conditions, to file a registration statement covering the resale of the shares comprising the Stock Consideration if so requested by the Sellers.
     Prior to the acquisition, SCF-VI, L.P. (“SCF-VI”) was the majority stockholder of Pumpco. SCF-VI is an affiliate of SCF-IV, L.P. (“SCF-IV”), which holds approximately 35% of the outstanding shares of common stock of the Company. Andy Waite and David Baldwin are Directors of the Company and are officers of the ultimate general partner of SCF-VI. In addition, John Schmitz, a key employee of the Company, was a stockholder of Pumpco prior to the acquisition.
     The Board of Directors of the Company established a Special Committee of directors, each independent of SCF-IV or any of its affiliates, to review and approve the terms of the transaction. The nature and amount of the consideration paid was determined by negotiations between the stockholders of Pumpco and the Company’s management under the direction of the Special Committee.
     The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, attached as Exhibits 2.1 and 4.1, respectively, hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference. In conjunction with the acquisition of Pumpco on November 8, 2006, the Company issued 1,010,566 shares of its $0.01 par value common stock, as a portion of the consideration paid to the selling stockholders of Pumpco.
     The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of these securities represented their intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificates.
Item 7.01 Regulation FD
     The Company issued a press release, dated November 8, 2006, announcing the Company’s acquisition of Pumpco. This press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and its contents are hereby incorporated by reference into this report.
Item 9.01 Financial Statements and Exhibits
(a), (b) Financial Statements of Businesses Acquired; Pro Forma Financial Information
     Pursuant to Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K, the Company will amend this filing not later than 71 calendar days after November 14, 2006, to file the financial statements required by Rule 3-05(b) of Regulation S-X (17 CFR 210.2-05(b)) and Article 11 of Regulation S-X (17 CFR 210).
(d) Exhibits

2.1
Stock Purchase Agreement, dated November 8, 2006, by and among Complete Production Services, Inc., Integrated Production Services, LLC, Pumpco Services, Inc. and the stockholders of Pumpco Services, Inc.

4.1	Registration Rights Agreement, dated November 8, 2006, by and among Complete Production Services, Inc. and the other signatories thereto

99.1	Press Release issued on November 8, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 14, 2006

Complete Production Services, Inc.
By:	/s/ J. Michael Mayer
J. Michael Mayer
Senior Vice President and Chief Financial Officer

COMPLETE PRODUCTION SERVICES, INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM
2.1
Stock Purchase Agreement, dated November 8, 2006, by and among Complete Production Services, Inc., Integrated Production Services, LLC, Pumpco Services, Inc. and the stockholders of Pumpco Services, Inc.

4.1	Registration Rights Agreement, dated November 8, 2006, by and among Complete Production Services, Inc. and the other signatories thereto
99.1	Press release issued on November 8, 2006